Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

Seneca-Cayuga Bancorp, Inc.

Seneca Falls, New York

We hereby consent to the use in the Prospectus constituting a part of this Registration Statement, Amendment No. 2 to Form SB-2, of our report dated March 15, 2006, relating to the consolidated financial statements of Seneca-Cayuga Bancorp, Inc. which is contained in that Prospectus.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/ Beard Miller Company LLP

Beard Miller Company LLP

Baltimore, Maryland

May 11, 2006